UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  May 3, 2019

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive offices and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	NEP	New York Stock Exchange

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
On May 3, 2019, NextEra Energy Operating Partners, LP (NEP OpCo) and its direct subsidiary (loan parties) entered into an amendment of their existing revolving credit facility. NEP OpCo is a direct subsidiary of NextEra Energy Partners, LP (NEP). The amendments to the revolving credit facility include, among other things, the following:

•an increase in the revolving credit facility size from $750 million to $1,250 million,
•an extension of the maturity from October 2022 to February 2024, and
•a reduction, at certain levels, of the applicable margin payable over the applicable interest rate.

The revolving credit facility is secured by liens on, among other things, certain assets of NEP OpCo's direct subsidiary. The revolving credit facility contains default and related acceleration provisions relating to the failure to make required payments or to observe other covenants in the facility and related documents. Additionally, the loan parties are required to comply with certain financial covenants on a quarterly basis and NEP OpCo’s ability to pay cash distributions is subject to certain other restrictions. All borrowings under the revolving credit facility are guaranteed by NEP OpCo and NEP.

The foregoing summary of the amendments to the revolving credit facility is qualified in its entirety by reference to the Letter Amendment Agreement and Request for Extension, which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03. Additionally, on May 9, 2019, a subsidiary of NEP borrowed approximately $300 million under the revolving credit facility. NEP intends to use the majority of the $300 million borrowed under the revolving credit facility to repay the outstanding long-term debt at certain NEP projects prior to the closing of the previously announced membership purchase agreement entered into in March 2019, and the remainder for general corporate purposes.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
10.1
Letter Amendment Agreement and Request for Extension to the Amended and Restated Revolving Credit Agreement by and between NextEra US Partners Holdings, LLC, NextEra Energy Operating Partners, LP and the lenders party thereto, dated as of May 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 9, 2019

NEXTERA ENERGY PARTNERS, LP
(Registrant)

CHARLES E. SIEVING
Charles E. Sieving General Counsel

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